Exhibit 1.01

IMAX CORPORATION

Conflict Minerals Report

For the Year Ended December 31, 2022

This report for the year ended December 31, 2022 is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934 (the “Rule”). The Rule was adopted by the Securities and Exchange Commission (the “SEC”) to implement reporting and disclosure requirements related to conflict minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”). The Rule imposes certain reporting obligations on SEC registrants whose manufactured products contain conflict minerals which are necessary to the functionality or production of such products. The term “conflict mineral” is defined in Form SD under the SEC’s conflict mineral rules as: (A) columbite-tantalite (coltan), cassiterite, gold, wolframite, or their derivatives which are limited to tantalum, tin, and tungsten, unless the Secretary of State determines that additional derivatives are financing conflict in the Democratic Republic of the Congo (the “DRC”) or an adjoining country (collectively, the “Covered Countries”) or (B) any other mineral or its derivatives determined by the Secretary of State to be financing conflict in the Covered Countries.

Tin, tungsten, tantalum and gold will herein be referred to as the “3TGs”.

Pursuant to the Rule, IMAX Corporation (herein referred to as “IMAX” or the “Company”) has undertaken a reasonable country of origin inquiry (“RCOI”) for products manufactured or contracted to be manufactured by IMAX during calendar year 2022. In response to representations from certain of its suppliers obtained in the course of the RCOI, IMAX has conducted due diligence on the source and chain of custody of the necessary 3TGs in its products that it had reason to believe could have originated from the Covered Countries. For that reason, IMAX is required under the Rule to submit to the SEC a Conflict Minerals Report as an Exhibit to Form SD.

References herein to the Company’s Investor Relations website are provided for convenience only, and its contents are not incorporated by reference into this Conflict Minerals Report nor deemed filed with the SEC.

1.	Company Overview

This report has been prepared by management of IMAX. The information includes the activities of all majority-owned subsidiaries and variable interest entities that are required to be consolidated. It does not include the activities of variable interest entities that are not required to be consolidated.

IMAX is a premier global technology platform for entertainment and events. Through its proprietary software, theater architecture, patented intellectual property, and specialized equipment, IMAX offers a unique end-to-end solution to create superior, immersive content experiences for which the IMAX® brand is globally renowned. The Company leverages its proprietary technology and engineering in all aspects of its business, which principally consists of (1) the digital remastering of films and other content into the IMAX format for distribution across the IMAX network; and (2) the sale or lease of premium IMAX theater systems (“IMAX Systems”). The IMAX Systems contain many electronic components, which in turn contain 3TGs that are necessary to their functionality or production.

2.	Introduction

For the 2022 calendar year, IMAX conducted a RCOI in good faith to determine whether any of the 3TGs in its products originated from Conflict-Affected and High-Risk Areas (as defined by Responsible Minerals Initiative), such as the Covered Countries, or are from recycled or scrap sources.

IMAX develops and designs all of the key elements of the proprietary technology involved in IMAX Systems. Fabrication of a majority of parts and sub-assemblies, however, is subcontracted to a group of third-party suppliers. IMAX is therefore a purchaser of parts, components and manufactured products that are many steps downstream in the minerals supply chain. As a result, IMAX’s due diligence measures can provide only reasonable and not absolute assurance regarding the source and chain of custody of the necessary 3TGs. IMAX’s due diligence processes require data from its direct suppliers and those suppliers seeking similar information within their respective supply chains to identify the original sources of the necessary 3TGs.

3.	Product Description

IMAX Systems may contain conflict minerals within the following components:

•	Tantalum, primarily used in capacitors;

•	Tin, used in soldered components;

•	Tungsten, used in lamp electrodes (solely for non-laser based IMAX Systems); and

•	Gold, used in circuit boards, electrodes, connectors and electronic components.

4.	Reasonable Country of Origin Inquiry

IMAX has engaged a third-party service provider, Assent, to assist with its conflict minerals program. IMAX uses the Assent Compliance Manager, a SaaS platform provided by Assent, to complete and track supplier communications and to allow in-scope suppliers to upload completed CMRTs (as defined below) directly to the platform for validation, assessment and management. The Assent Compliance Manager also provides functionality that meets the OECD Guidance (as defined below) process expectations by evaluating the quality of each supplier response and assigning a health score based on the supplier’s declaration of process engagement.

For 2022, IMAX began its RCOI by compiling a list of suppliers, which was extracted from the Company’s vendor list. The list was then filtered to ensure that all suppliers surveyed by the Company provided items that were used in final products in 2022. Specifically, the list was filtered to remove:

•	Service providers/suppliers;

•	Indirect materials suppliers; and

•	Inactive suppliers (minimum 1 year since last purchase).

In addition, Assent conducted additional analysis of the supply chain to identify suppliers who are potentially out of scope. Assent’s secondary analysis included obtaining the suppliers’ direct responses to the below factors. A supplier was removed from the list if it satisfied one of the following:

•	the supplied product was merely packaging (labels do not count as packaging);

•	the parts a supplier used did not end up in the final product (e.g., equipment used to make the product, including industrial equipment, computers, etc.);

•	the supplier used test labs to determine, for example, the resistance or durability of a product;

•	the supplier was solely a service provider; and

•	the supplier did not supply anything to IMAX in the last year.

IMAX reviewed and confirmed the removal of the out-of-scope suppliers based on Assent’s secondary analysis.

After limiting the scope of inquiry, Assent conducted the supplier survey portion of the RCOI. The supplier survey utilized a template developed by the Responsible Minerals Initiative (“RMI”) called the CMRT. The CMRT was developed to facilitate general disclosures and information regarding smelters or refiners that provide materials to a supplier. It includes questions regarding the supplier’s conflict minerals policy, the engagement process with its direct suppliers and identification of the smelters or refiners used by the supplier. Suppliers were contacted a minimum of three times via the Assent Compliance Manager. Non-responsive suppliers were also contacted by Assent, with two follow-ups. Communications from Assent also included training and education on completion of the CMRT, as well as access to a resource center for suppliers designed to answer questions. All communications with suppliers were monitored and tracked in Assent’s system for future reporting and transparency.

For 2022, IMAX’s program included automated data validation on all submitted CMRTs. The goal of automated data validation is to increase the accuracy of submissions and to identify any contradictory answers provided in a CMRT. All submitted forms are accepted so that data is retained and classified as valid or invalid. Suppliers who submit invalid forms are contacted and are encouraged to resubmit a valid form. Suppliers are also provided with guidance on how to correct these validation errors in the form of feedback to their CMRT submission, training courses and direct engagement help.

After completing the RCOI, IMAX implemented due diligence measures on the source and chain of custody of such conflict minerals, as further described below.

5.	Due Diligence

Based on the RCOI, IMAX has reason to believe that some of the 3TG minerals included in its products may have originated in the Covered Countries. As such, IMAX conducted due diligence on the source and chain of custody of its conflict minerals in a manner consistent with the framework promulgated by the Organisation for Economic Co-operation Development (“OECD”) and its Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict Affected and High Risk Areas¸ including the related supplements on 3TGs (“OECD Guidance”) and evaluated market expectations for data collection and reporting to achieve continuous improvement opportunities.

Because due diligence requires the Company’s reliance on data provided by direct suppliers and third-party audit programs, there is a risk of incomplete or inaccurate data. However, through active risk identification and risk assessment, as well as continued outreach and process validation, the Company believes risk gaps can be mitigated. This aligns with industry standards and market expectations for downstream companies’ due diligence.

Due Diligence Performed

5.1	Establish Strong Company Management Systems

Conflict Minerals Policy

IMAX first adopted a Conflict Minerals Policy in 2014, committed to addressing the concern that certain minerals that are contained in IMAX Systems may contribute to the funding of military conflict and human rights violations in the Covered Countries. The policy was reviewed and updated in September 2019. Through this policy, IMAX has encouraged its suppliers and sub-suppliers to responsibly source 3TGs. This policy is available publicly on the Governance page of the Company’s Investor Relations website at http://www.imax.com/content/investor-relations.

Internal Compliance Team

IMAX established a cross-functional Conflict Minerals Compliance Team. The Conflict Minerals Compliance Team is responsible for implementing the conflict minerals compliance strategy and briefing senior management about the results of these due diligence efforts.

The Company also uses Assent to assist with evaluating supply chain information regarding 3TGs, identifying potential risks, and developing and implementing additional due diligence steps that the Company will undertake with suppliers and/or respective stakeholders in regards to conflict minerals.

The Company leverages Assent’s Managed Services in order to work with dedicated program specialists who support IMAX’s conflict minerals program. The Company communicates regularly with the Assent team in order to receive updates on program status. Each member of Assent’s Customer Success team is trained in conflict minerals compliance and understands the intricacies of reporting templates such as CMRT and CMRs, as well as Section 1502 of the Dodd-Frank Act.

Control Systems

The Company expects all suppliers to have policies and procedures in place to ensure that 3TGs used in the production of the products sold to IMAX are “conflict free or responsibly sourced.” This means that the products should not contain minerals (3TGs) sourced from areas that have been identified to be in the presence of widespread human rights abuses and violations of law either directly or indirectly. The Company expects direct suppliers to provide information on the origin of the 3TGs contained in components and materials supplied, including sources of 3TGs that are supplied to them from lower-tier suppliers.

Controls adopted include, but are not limited to, IMAX’s Code of Business Conduct and Ethics, which outlines expected behaviors for all IMAX employees, IMAX’s Conflicts Minerals Policy, the IMAX Supplier Compliance Document, and supplier conflict minerals contract clauses as further described below.

A number of parts contained in IMAX’s products are commercial, off-the-shelf (“COTS”) components. Each new purchase order for COTS components requires that the supplier assist the Company in implementing its Conflict Minerals Policy, such as by completing the CMRT. IMAX further compiles a list of all unique COTS items contained in IMAX products and contacts the manufacturers of each COTS items to request completion of the CMRT.

IMAX also contracts with various suppliers for fabricated assemblies. Based on drawings provided by IMAX, suppliers fabricate a portion of these assemblies from various materials, such as metal for enclosures. All metal fabrication drawings generated by IMAX specifically state the materials used are to be conflict-free. These fabricated assemblies are in turn used by IMAX in the assembly of its products. All new purchase agreements for the manufacturing of assemblies incorporated into IMAX products contain clauses that require suppliers to assist IMAX in implementing its Conflict Minerals Policy, such as by completing the CMRT. However, contracts with the Company’s direct suppliers are frequently multi-year term contracts. In the case of existing contracts, the Company generally is unable to unilaterally impose new contract terms prior to expiration of the contract. However, IMAX works individually with key selected suppliers to ensure they provide 3TG sourcing information for current contracts. As the Company renews contracts or enters into new ones, it intends to add a clause that requires all applicable suppliers to assist IMAX in implementing its Conflict Minerals Policy.

Supplier Engagement

IMAX has a strong relationship with Tier 1 direct suppliers. As an extremely important part of the supply chain, IMAX has leveraged processes and educational opportunities in order to ensure that non-English speaking suppliers have access to a free platform to upload their CMRTs, help desk support, and other multilingual resources. IMAX’s suppliers are able to leverage Assent’s team of supplier support specialists to ensure they receive appropriate support and understand how to properly complete a CMRT. Suppliers are provided guidance in their native language, if needed. In addition, Assent’s online resources provides suppliers with conflict minerals training and support resources. Also, Assent’s automated feedback process that notifies suppliers of risks associated with their CMRT submission serves to educate suppliers of certain conflict minerals’ risks.

The Company engages with suppliers to request a valid (free of validated errors) CMRT for the products that they supply to the Company. With respect to the OECD requirement to strengthen engagement with suppliers, the Company has developed an internal procedure that includes a supplier risk identification process that then leads to further steps of supplier engagement in the form of escalations, such as in-person meetings and/or corrective actions. Feedback from this engagement process has allowed the Company to oversee improvements in supplier responses and supplier compliance for this initiative.

Suppliers that approach IMAX with questions requiring further clarity about the additional information are directed and addressed by the appropriate contact on the IMAX Conflict Mineral Team.

Additionally, suppliers are required under the supplier agreements with IMAX to comply with the conflict mineral rules under Section 1502 of the Dodd-Frank Act and to provide information and perform due diligence related to sourcing 3TG and smelters. In addition, suppliers are required to substantially comply with corporate responsibility standards at least as stringent as those set forth in the Electronic Industry Citizenship Coalition’s Electronic Industry Code of Conduct (the “Supplier Code of Conduct”).

IMAX believes that the combination of the Supplier Code of Conduct, the contractual obligations under the supplier agreements between IMAX and suppliers, and direct engagement with suppliers for conflict minerals training and support constitute a strong supplier engagement program.

Grievance Mechanisms

The Company has established multiple grievance mechanisms whereby employees and suppliers can report violations of IMAX’s policies, including conflict minerals. Suppliers and others outside of IMAX may contact the Conflict Minerals Team, including to report grievances, via a dedicated email address that is provided to suppliers. In addition, employees and suppliers may anonymously report suspected violations via contacts provided in IMAX Code of Business Conduct and Ethics. Violations or grievances at the industry level can be reported to the RMI directly as well. This can be done at http://www.responsiblemineralsinitiative.org/responsible-minerals-assurance-process/grievance-mechanism/.

Maintain Records

IMAX has adopted a policy to retain relevant documentation for a period of five years. Through Assent, a document retention policy to retain conflict minerals related documents, including supplier responses to CMRTs and the sources identified within each reporting period, has been implemented. The Company stores all of the information and findings from this process in an auditable database.

5.2	Identify and Assess Risk in the Supply Chain

Because of IMAX’s size, the complexity of its products, and the depth, breadth, and constant evolution of its supply chain, it is difficult to identify actors upstream from the Company’s direct suppliers. The majority of IMAX’s direct suppliers who were asked to submit a CMRT and who provided a CMRT identified their components and products as containing 3TGs. These suppliers are relied upon to provide IMAX with information about the source of 3TGs contained in the components and products supplied to us.

IMAX does not have a direct relationship with smelters and refiners and does not perform direct audits of the pre-supply chain of these entities. Risks related to smelters and refiners are identified based on criteria established for supplier responses in IMAX’s conflict minerals compliance system. Specifically, with assistance from Assent, supplier risk is classified as high, medium or low based on various scoring criteria, including: (1) whether there is known or plausible evidence of unethical or conflict sourcing by the smelter or refiner; (2) an analysis of the smelter or refiner country and its proximity to Covered Countries; (3) the smelter or refiner’s audit status with the RMI’s Responsible Minerals Assurance Process (“RMAP”); (4) known mineral source country of origin; and (5) whether peer assessments were conducted by credible third-party sources. Where a smelter or refiner is claimed to be “conflict-free”, the facility is cross-referenced against the lists maintained by the RMI. In cases where IMAX identifies supplier risk, IMAX will contact the supplier, gather pertinent data and perform an assessment of the supplier’s conflict minerals status.

If any of IMAX’s direct suppliers report a high-risk smelter on its CMRT, Assent will request that the supplier in question provide a product-level and/or user-defined CMRT. This helps to enable IMAX to determine if there is any connection between IMAX Systems and the high-risk smelters reported. The results of IMAX’s smelter and refiner data analysis are described in Section 6 below.

The Company believes that the inquiries and investigations described above represent a reasonable effort to determine the mines or locations of origin of the 3TGs in its products, including (1) seeking information about 3TG smelters and refiners in the supply chain through requesting that suppliers complete the CMRT, (2) verifying those smelters and refiners with the expanding RMI lists, (3) conducting the due diligence review, and (4) obtaining additional documentation and verification, as applicable.

5.3	Design and Implement a Strategy to Respond to Risks

Together with Assent, IMAX developed processes to assess and respond to the risks identified in the supply chain. IMAX has a risk management plan, through which the conflict minerals program is implemented, managed, and monitored. As the program progresses, escalations are sent to non-responsive suppliers to outline the importance of a response via CMRTs and to outline the required cooperation for compliance to the conflict minerals rules and the Company’s expectations.

Feedback on supplier submissions is given directly to suppliers and educational resources are provided to assist suppliers in corrective action methods or to improve their internal programs. Assent also communicates directly with smelters that have not yet been determined to be conformant with the RMAP in order to request sourcing information and encourage their involvement with the RMI program. At present, the Company has found no instances where it was necessary to terminate a contract or find a replacement supplier due to their non-compliance with the conflict minerals rules.

5.4	Report Annually on Supply Chain Due Diligence

The Company reports annually on supply chain due diligence by filing a Form SD and a Conflict Minerals Report with the SEC. The Company’s Form SD and Conflict Minerals Report can be found on the Governance page of the Company’s Investor Relations website (http://www.imax.com/content/investor-relations).

IMAX has also considered impacts from the European Union Conflict Minerals Rule when disclosing details regarding due diligence efforts. IMAX will continue to expand efforts both for transparency through the data collection process and risk evaluation, as well as the disclosure of efforts through the public reporting.

6.	Due Diligence Results

The large majority of the responses received provided data at a company or divisional level, meaning that the 3TG may or may not actually be present in the components or parts actually supplied to IMAX. In many other cases, the suppliers were unable to specify the smelters or refiners used for components supplied to IMAX. Furthermore, suppliers did not always provide smelter or refiner lists nor were the smelter or refiner lists they did supply consistently completed with smelter or refiner identification numbers. In addition, many of the responses provided at the company or division level indicated an “unknown” status in terms of determining the origin of 3TGs. Therefore, IMAX was unable to validate that any of these smelters or refiners are actually in its supply chain.

Supply Chain Outreach Results

Supply chain outreach is required to identify the upstream sources of origin of 3TGs. Following the industry standard process, CMRTs are sent to and requested from Tier 1 suppliers, who are expected to follow this process until the smelter and refiner sources are identified. The following is the result of the outreach conducted by IMAX for the 2022 reporting year.

Supply Chain Outreach Metrics

Year	Number of in-scope suppliers	Response rate
2022	622	57.88%
2021	622	64.15%
2020	559	65.12%

Upstream Data Transparency

Appendix A includes all smelters/refiners that suppliers listed in completed CMRTs that met the recognized definition of a 3TGs processing facility and were operational during 2022. As is a common practice when requests are sent upstream in the supply chain, those who purchase materials from smelters may not be able to discern exactly which company’s product lines the materials may end up in. As a result, those providing the smelters/refiners have the practice to list all smelters/refiners they may purchase from within the reporting period. Therefore, the smelters/refiners (as sources) listed in Appendix A are likely to be more comprehensive than the list of smelters/refiners which actually processed the 3TGs contained in the Company’s products. Suppliers that identified these specific smelters of concern on their CMRT were contacted in accordance with the OECD Guidance, as stipulated in the previous sections.

IMAX relies on third-party assessment of smelter/refiners management systems and sourcing practices to validate the smelters’ and refiners’ conformance with RMAP standards. The following table summarizes the number of identified smelters and refiners that were determined to be conformant with the RMAP (“RMAP Conformant”), actively enrolled in the RMAP but not yet determined to be conformant (“RMAP Active”), not enrolled in the RMAP (“Not Enrolled”), and non-conformant with the RMAP (“Non-Conformant”) based on the completed CMRTs.

Status	Number of identified smelters/refiners
RMAP Conformant	223
RMAP Active	8
Not Enrolled	88
Non-Conformant	24

•	Country of Origin

Appendix B includes an aggregated list of countries of origin from which the reported facilities collectively source 3TGs, based on reasonable identification of country of origin data obtained via Assent’s supply chain database or other RCOI data, as applicable. As mentioned in the above section, overreporting might occur which could result in Appendix B having more countries than those strictly relevant to the Company’s products.

7.	Steps to Be Taken to Mitigate Risk

Going forward, IMAX, with assistance from Assent, intends to take the following steps to further improve its due diligence and to further mitigate any risk that the necessary 3TGs in IMAX products could benefit armed groups in the Covered Countries:

•	Periodically reevaluate and enhance clauses in new purchase orders and supplier contracts to assist in implementing the Company’s conflict minerals program.

•	Pursue strategies to increase the number of suppliers providing information while working with suppliers to move to the latest version of the CMRT.

•

Engage any suppliers found to be supplying the Company with 3TG from sources that support conflict in the Covered Countries and encourage them to establish an alternative source of 3TG that does not support such conflict.

•

Continue to emphasize clean and validated smelter or refiner information from the supply chain as the list of conflict-free smelters and refiners grows and more smelters declare their intent to enroll in the program.

•	Continue to evaluate upstream sources through a broader set of tools to evaluate risk. These include, but are not limited to:

•	Using a comprehensive smelter and refiner library with detailed status and notes for each entity.

•	Scanning for verifiable media sources on each smelter and refiner to flag risk issues.

•	Comparing the list of smelters/refiners against government watch and denied parties lists.

•	Encourage suppliers to have due diligence procedures in place for their supply chains to improve the content of the responses from such suppliers.

•	Following the OECD Guidance process, increase the emphasis on clean and validated smelter and refiner information from the supply chain through feedback and detailed smelter analysis.

All suppliers who do not know the origin of the 3TGs in their products will be further encouraged to examine their supply chain and enact due diligence measures as per the OECD Guidance. The goal for these suppliers is to determine the origin of their 3TGs and, if not from recycled or scrap resources, then to ensure a conflict-free origin. Should suppliers of parts that are at a high risk of containing 3TGs remain unresponsive or if suppliers are unable to definitively determine origin and to take necessary subsequent steps to ensure that their products are conflict-free, IMAX will consider replacing such suppliers.

Smelter & Refiner Risk Evaluation

Understanding the risks associated with the smelters and refiners potentially providing material into IMAX’s supply chain is an important part of the due diligence process. Through Assent, IMAX conducts a comprehensive and ongoing analysis through Assent’s smelter library manager to assess sourcing risk. This information is used to:

•	Provide supplier feedback;

•	Determine the health of the Company’s overall program;

•	Conduct outreach to smelters, refiners and their respective associations; and

•	Provide detailed analysis in this report.

The following risk categories are used for smelter evaluation and risk determination:

•	Geo-Risk:

•

Did the mineral originate from or has it been transported through a conflict-affected area as defined by Section 1502 of the Dodd-Frank Act (the DRC and its nine adjoining countries: Angola, Burundi, Central African Republic, Republic of the Congo, Rwanda, South Sudan, Tanzania, Uganda, and Zambia)?

•	Audit Status:

•	Have the refiner’s due diligence practices been audited against a standard in conformance with the OECD Guidance?

•

Assent relies on the RMI audit standard, including cross-recognition of the London Bullion Market Association Good Delivery Program and the Responsible Jewelry Council Chain of Custody Certification, which are developed according to global standards, including the OECD Guidance.

•	Sourcing Risk:

•	Has evidence of any other red flag that is supported by credible sources been identified?

APPENDIX A - Smelter and Refiner List

Metal	Smelter Name	Smelter Facility Location	Smelter ID	RMAP Audit Status

Gold	Heraeus Germany GmbH Co. KG	Germany	CID000711	Conformant

Gold	Asahi Refining USA Inc.	United States of America	CID000920	Conformant

Gold	Asahi Refining Canada Ltd.	Canada	CID000924	Conformant

Gold	Kennecott Utah Copper LLC	United States of America	CID000969	Conformant

Gold	Metalor USA Refining Corporation	United States of America	CID001157	Conformant

Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	Mexico	CID001161	Conformant

Gold	Royal Canadian Mint	Canada	CID001534	Conformant

Gold	Umicore S.A. Business Unit Precious Metals Refining	Belgium	CID001980	Conformant

Gold	United Precious Metal Refining, Inc.	United States of America	CID001993	Conformant

Gold	Advanced Chemical Company	United States of America	CID000015	Conformant

Gold	Aida Chemical Industries Co., Ltd.	Japan	CID000019	Conformant

Gold	Agosi AG	Germany	CID000035	Conformant

Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan	CID000041	Conformant

Gold	AngloGold Ashanti Corrego do Sitio Mineracao	Brazil	CID000058	Conformant

Gold	Argor-Heraeus S.A.	Switzerland	CID000077	Conformant

Gold	Asahi Pretec Corp.	Japan	CID000082	Conformant

Gold	Asaka Riken Co., Ltd.	Japan	CID000090	Conformant

Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey	CID000103	Not Enrolled

Gold	Aurubis AG	Germany	CID000113	Conformant

Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines	CID000128	Conformant

Gold	Boliden AB	Sweden	CID000157	Conformant

Gold	C. Hafner GmbH + Co. KG	Germany	CID000176	Conformant

Gold	Caridad	Mexico	CID000180	Not Enrolled

Gold	CCR Refinery—Glencore Canada Corporation	Canada	CID000185	Conformant

Gold	Cendres + Metaux S.A.	Switzerland	CID000189	Non-Conformant

Gold	Yunnan Copper Industry Co., Ltd.	China	CID000197	Not Enrolled

Gold	Chimet S.p.A.	Italy	CID000233	Conformant

Gold	Chugai Mining	Japan	CID000264	Conformant

Gold	Daye Non-Ferrous Metals Mining Ltd.	China	CID000343	In Communication

Gold	DSC (Do Sung Corporation)	Republic of Korea	CID000359	Conformant

Gold	Dowa	Japan	CID000401	Conformant

Gold	Eco-System Recycling Co., Ltd. East Plant	Japan	CID000425	Conformant

Gold	JSC Novosibirsk Refinery	Russian Federation	CID000493	Not Enrolled

Gold	Refinery of Seemine Gold Co., Ltd.	China	CID000522	Not Enrolled

Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	China	CID000651	Not Enrolled

Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	China	CID000671	Not Enrolled

Gold	LT Metal Ltd.	Republic of Korea	CID000689	Conformant

Gold	Heimerle + Meule GmbH	Germany	CID000694	Conformant

Gold	Heraeus Metals Hong Kong Ltd.	China	CID000707	Conformant

Gold	Hunan Chenzhou Mining Co., Ltd.	China	CID000767	Not Enrolled

Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	China	CID000773	Not Enrolled

Gold	HwaSeong CJ CO., LTD.	Republic of Korea	CID000778	Not Enrolled

Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	China	CID000801	Conformant

Gold	Ishifuku Metal Industry Co., Ltd.	Japan	CID000807	Conformant

Gold	Istanbul Gold Refinery	Turkey	CID000814	Conformant

Gold	Japan Mint	Japan	CID000823	Conformant

Gold	Jiangxi Copper Co., Ltd.	China	CID000855	Conformant

Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russian Federation	CID000927	Not Enrolled

Gold	JSC Uralelectromed	Russian Federation	CID000929	Not Enrolled

Gold	JX Nippon Mining & Metals Co., Ltd.	Japan	CID000937	Conformant

Gold	Kazakhmys Smelting LLC	Kazakhstan	CID000956	In Communication

Gold	Kazzinc	Kazakhstan	CID000957	Conformant

Gold	Kojima Chemicals Co., Ltd.	Japan	CID000981	Conformant

Gold	Kyrgyzaltyn JSC	Kyrgyzstan	CID001029	Non-Conformant

Gold	L’azurde Company For Jewelry	Saudi Arabia	CID001032	Not Enrolled

Gold	Lingbao Gold Co., Ltd.	China	CID001056	Not Enrolled

Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	China	CID001058	Not Enrolled

Gold	LS-NIKKO Copper Inc.	Republic of Korea	CID001078	Conformant

Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	China	CID001093	Not Enrolled

Gold	Materion	United States of America	CID001113	Conformant

Gold	Matsuda Sangyo Co., Ltd.	Japan	CID001119	Conformant

Gold	Metalor Technologies (Suzhou) Ltd.	China	CID001147	Conformant

Gold	Metalor Technologies (Hong Kong) Ltd.	China	CID001149	Conformant

Gold	Metalor Technologies (Singapore) Pte., Ltd.	Singapore	CID001152	Conformant

Gold	Metalor Technologies S.A.	Switzerland	CID001153	Conformant

Gold	Mitsubishi Materials Corporation	Japan	CID001188	Conformant

Gold	Mitsui Mining and Smelting Co., Ltd.	Japan	CID001193	Conformant

Gold	Moscow Special Alloys Processing Plant	Russian Federation	CID001204	Not Enrolled

Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	Turkey	CID001220	Conformant

Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan	CID001236	Conformant

Gold	Nihon Material Co., Ltd.	Japan	CID001259	Conformant

Gold	Ohura Precious Metal Industry Co., Ltd.	Japan	CID001325	Conformant

Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	Russian Federation	CID001326	Not Enrolled

Gold	MKS PAMP SA	Switzerland	CID001352	Conformant

Gold	Penglai Penggang Gold Industry Co., Ltd.	China	CID001362	Not Enrolled

Gold	Prioksky Plant of Non-Ferrous Metals	Russian Federation	CID001386	Not Enrolled

Gold	PT Aneka Tambang (Persero) Tbk	Indonesia	CID001397	Conformant

Gold	PX Precinox S.A.	Switzerland	CID001498	Conformant

Gold	Rand Refinery (Pty) Ltd.	South Africa	CID001512	Conformant

Gold	Sabin Metal Corp.	United States of America	CID001546	Not Enrolled

Gold	Samduck Precious Metals	Republic of Korea	CID001555	Non-Conformant

Gold	Samwon Metals Corp.	Republic of Korea	CID001562	Not Enrolled

Gold	SEMPSA Joyeria Plateria S.A.	Spain	CID001585	Conformant

Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	China	CID001619	Not Enrolled

Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China	CID001622	Conformant

Gold	Sichuan Tianze Precious Metals Co., Ltd.	China	CID001736	Conformant

Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation	CID001756	Not Enrolled

Gold	Solar Applied Materials Technology Corp.	Taiwan	CID001761	Conformant

Gold	Sumitomo Metal Mining Co., Ltd.	Japan	CID001798	Conformant

Gold	Super Dragon Technology Co., Ltd.	Taiwan	CID001810	Not Enrolled

Gold	Tanaka Kikinzoku Kogyo K.K.	Japan	CID001875	Conformant

Gold	Great Wall Precious Metals Co., Ltd. of CBPM	China	CID001909	Not Enrolled

Gold	Shandong Gold Smelting Co., Ltd.	China	CID001916	Conformant

Gold	Tokuriki Honten Co., Ltd.	Japan	CID001938	Conformant

Gold	Tongling Nonferrous Metals Group Co., Ltd.	China	CID001947	Not Enrolled

Gold	Torecom	Republic of Korea	CID001955	Conformant

Gold	Valcambi S.A.	Switzerland	CID002003	Conformant

Gold	Western Australian Mint (T/a The Perth Mint)	Australia	CID002030	Conformant

Gold	Yamakin Co., Ltd.	Japan	CID002100	Conformant

Gold	Yokohama Metal Co., Ltd.	Japan	CID002129	Conformant

Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China	CID002224	Conformant

Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	China	CID002243	Conformant

Gold	Morris and Watson	New Zealand	CID002282	In Communication

Gold	SAFINA A.S.	Czechia	CID002290	Conformant

Gold	Guangdong Jinding Gold Limited	China	CID002312	Not Enrolled

Gold	Umicore Precious Metals Thailand	Thailand	CID002314	Non-Conformant

Gold	Geib Refining Corporation	United States of America	CID002459	Conformant

Gold	MMTC-PAMP India Pvt., Ltd.	India	CID002509	Conformant

Gold	KGHM Polska Miedz Spolka Akcyjna	Poland	CID002511	Conformant

Gold	Fidelity Printers and Refiners Ltd.	Zimbabwe	CID002515	Not Enrolled

Gold	Singway Technology Co., Ltd.	Taiwan	CID002516	Non-Conformant

Gold	Shandong Humon Smelting Co., Ltd.	China	CID002525	Not Enrolled

Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	China	CID002527	Not Enrolled

Gold	Al Etihad Gold Refinery DMCC	United Arab Emirates	CID002560	Conformant

Gold	Emirates Gold DMCC	United Arab Emirates	CID002561	Conformant

Gold	International Precious Metal Refiners	United Arab Emirates	CID002562	In Communication

Gold	Kaloti Precious Metals	United Arab Emirates	CID002563	Not Enrolled

Gold	Sudan Gold Refinery	Sudan	CID002567	Not Enrolled

Gold	T.C.A S.p.A	Italy	CID002580	Conformant

Gold	REMONDIS PMR B.V.	Netherlands	CID002582	Conformant

Gold	Fujairah Gold FZC	United Arab Emirates	CID002584	Not Enrolled

Gold	Industrial Refining Company	Belgium	CID002587	Non-Conformant

Gold	Shirpur Gold Refinery Ltd.	India	CID002588	Not Enrolled

Gold	Korea Zinc Co., Ltd.	Republic of Korea	CID002605	Conformant

Gold	Marsam Metals	Brazil	CID002606	Non-Conformant

Gold	TOO Tau-Ken-Altyn	Kazakhstan	CID002615	Conformant

Gold	Abington Reldan Metals, LLC	United States of America	CID002708	Conformant

Gold	SAAMP	France	CID002761	Conformant

Gold	L’Orfebre S.A.	Andorra	CID002762	Conformant

Gold	8853 S.p.A.	Italy	CID002763	Non-Conformant

Gold	Italpreziosi	Italy	CID002765	Conformant

Gold	WIELAND Edelmetalle GmbH	Germany	CID002778	Conformant

Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	Austria	CID002779	Conformant

Gold	AU Traders and Refiners	South Africa	CID002850	Non-Conformant

Gold	GGC Gujrat Gold Centre Pvt. Ltd.	India	CID002852	RMAP Active

Gold	Sai Refinery	India	CID002853	Not Enrolled

Gold	Modeltech Sdn Bhd	Malaysia	CID002857	Non-Conformant

Gold	Bangalore Refinery	India	CID002863	Conformant

Gold	Kyshtym Copper-Electrolytic Plant ZAO	Russian Federation	CID002865	Not Enrolled

Gold	Degussa Sonne / Mond Goldhandel GmbH	Germany	CID002867	Not Enrolled

Gold	Pease & Curren	United States of America	CID002872	Not Enrolled

Gold	JALAN & Company	India	CID002893	Not Enrolled

Gold	SungEel HiMetal Co., Ltd.	Republic of Korea	CID002918	Conformant

Gold	Planta Recuperadora de Metales SpA	Chile	CID002919	Conformant

Gold	Safimet S.p.A	Italy	CID002973	Non-Conformant

Gold	State Research Institute Center for Physical Sciences and Technology	Lithuania	CID003153	Not Enrolled

Gold	African Gold Refinery	Uganda	CID003185	Not Enrolled

Gold	Gold Coast Refinery	Ghana	CID003186	Not Enrolled

Gold	NH Recytech Company	Republic of Korea	CID003189	Conformant

Gold	QG Refining, LLC	United States of America	CID003324	Not Enrolled

Gold	Dijllah Gold Refinery FZC	United Arab Emirates	CID003348	Not Enrolled

Gold	CGR Metalloys Pvt Ltd.	India	CID003382	Not Enrolled

Gold	Sovereign Metals	India	CID003383	Not Enrolled

Gold	C.I Metales Procesados Industriales SAS	Colombia	CID003421	RMAP Active

Gold	Eco-System Recycling Co., Ltd. North Plant	Japan	CID003424	Conformant

Gold	Eco-System Recycling Co., Ltd. West Plant	Japan	CID003425	Conformant

Gold	Augmont Enterprises Private Limited	India	CID003461	RMAP Active

Gold	Kundan Care Products Ltd.	India	CID003463	In Communication

Gold	Emerald Jewel Industry India Limited (Unit 1)	India	CID003487	In Communication

Gold	Emerald Jewel Industry India Limited (Unit 2)	India	CID003488	In Communication

Gold	Emerald Jewel Industry India Limited (Unit 3)	India	CID003489	In Communication

Gold	Emerald Jewel Industry India Limited (Unit 4)	India	CID003490	In Communication

Gold	K.A. Rasmussen	Norway	CID003497	Not Enrolled

Gold	Alexy Metals	United States of America	CID003500	RMAP Active

Gold	Sancus ZFS (L’Orfebre, SA)	Colombia	CID003529	Conformant

Gold	Sellem Industries Ltd.	Mauritania	CID003540	Not Enrolled

Gold	MD Overseas	India	CID003548	In Communication

Gold	Metallix Refining Inc.	United States of America	CID003557	In Communication

Gold	Metal Concentrators SA (Pty) Ltd.	South Africa	CID003575	Conformant

Gold	WEEEREFINING	France	CID003615	RMAP Active

Gold	Gold by Gold Colombia	Colombia	CID003641	Conformant

Gold	Shenzhen CuiLu Gold Co., Ltd.	China	CID002750	Not Enrolled

Gold	Albino Mountinho Lda.	Portugal	CID002760	Not Enrolled

Gold	ABC Refinery Pty Ltd.	Australia	CID002920	Not Enrolled

Gold	Dongwu Gold Group	China	CID003663	Not Enrolled

Tantalum	Changsha South Tantalum Niobium Co., Ltd.	China	CID000211	Conformant

Tantalum	F&X Electro-Materials Ltd.	China	CID000460	Conformant

Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	China	CID000616	Conformant

Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China	CID000914	Conformant

Tantalum	Jiujiang Tanbre Co., Ltd.	China	CID000917	Conformant

Tantalum	AMG Brasil	Brazil	CID001076	Conformant

Tantalum	Metallurgical Products India Pvt., Ltd.	India	CID001163	Conformant

Tantalum	Mineracao Taboca S.A.	Brazil	CID001175	Conformant

Tantalum	Mitsui Mining and Smelting Co., Ltd.	Japan	CID001192	Conformant

Tantalum	NPM Silmet AS	Estonia	CID001200	Conformant

Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China	CID001277	Conformant

Tantalum	QuantumClean	United States of America	CID001508	Conformant

Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	China	CID001522	Conformant

Tantalum	Solikamsk Magnesium Works OAO	Russian Federation	CID001769	Not Enrolled

Tantalum	Taki Chemical Co., Ltd.	Japan	CID001869	Conformant

Tantalum	Telex Metals	United States of America	CID001891	Conformant

Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan	CID001969	Conformant

Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China	CID002492	Conformant

Tantalum	D Block Metals, LLC	United States of America	CID002504	Conformant

Tantalum	FIR Metals & Resource Ltd.	China	CID002505	Conformant

Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China	CID002506	Conformant

Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	China	CID002508	Conformant

Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China	CID002512	Conformant

Tantalum	KEMET de Mexico	Mexico	CID002539	Conformant

Tantalum	TANIOBIS Co., Ltd.	Thailand	CID002544	Conformant

Tantalum	TANIOBIS GmbH	Germany	CID002545	Conformant

Tantalum	Materion Newton Inc.	United States of America	CID002548	Conformant

Tantalum	TANIOBIS Japan Co., Ltd.	Japan	CID002549	Conformant

Tantalum	TANIOBIS Smelting GmbH & Co. KG	Germany	CID002550	Conformant

Tantalum	Global Advanced Metals Boyertown	United States of America	CID002557	Conformant

Tantalum	Global Advanced Metals Aizu	Japan	CID002558	Conformant

Tantalum	Resind Industria e Comercio Ltda.	Brazil	CID002707	Conformant

Tantalum	Jiangxi Tuohong New Raw Material	China	CID002842	Conformant

Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.	China	CID003583	Conformant

Tantalum	5D Production OU	Estonia	CID003926	Not Enrolled

Tin	PT Aries Kencana Sejahtera	Indonesia	CID000309	Conformant

Tin	EM Vinto	Bolivia (Plurinational State of)	CID000438	Conformant

Tin	Fenix Metals	Poland	CID000468	Conformant

Tin	Malaysia Smelting Corporation (MSC)	Malaysia	CID001105	Conformant

Tin	Mineracao Taboca S.A.	Brazil	CID001173	Conformant

Tin	Minsur	Peru	CID001182	Conformant

Tin	Operaciones Metalurgicas S.A.	Bolivia (Plurinational State of)	CID001337	Conformant

Tin	PT Belitung Industri Sejahtera	Indonesia	CID001421	RMAP Active

Tin	PT Mitra Stania Prima	Indonesia	CID001453	Conformant

Tin	PT Stanindo Inti Perkasa	Indonesia	CID001468	Conformant

Tin	PT Timah Tbk Kundur	Indonesia	CID001477	Conformant

Tin	PT Timah Tbk Mentok	Indonesia	CID001482	Conformant

Tin	PT Tinindo Inter Nusa	Indonesia	CID001490	Non-Conformant

Tin	Rui Da Hung	Taiwan	CID001539	Conformant

Tin	Thaisarco	Thailand	CID001898	Conformant

Tin	White Solder Metalurgia e Mineracao Ltda.	Brazil	CID002036	Conformant

Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China	CID002158	Conformant

Tin	CV Venus Inti Perkasa	Indonesia	CID002455	Conformant

Tin	Aurubis Beerse	Belgium	CID002773	Conformant

Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	China	CID000228	Conformant

Tin	Alpha	United States of America	CID000292	Conformant

Tin	PT Premium Tin Indonesia	Indonesia	CID000313	Conformant

Tin	Dowa	Japan	CID000402	Conformant

Tin	Estanho de Rondonia S.A.	Brazil	CID000448	Conformant

Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China	CID000538	Conformant

Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	China	CID000555	Non-Conformant

Tin	Gejiu Kai Meng Industry and Trade LLC	China	CID000942	Non-Conformant

Tin	China Tin Group Co., Ltd.	China	CID001070	Conformant

Tin	Metallic Resources, Inc.	United States of America	CID001142	Conformant

Tin	Mitsubishi Materials Corporation	Japan	CID001191	Conformant

Tin	Jiangxi New Nanshan Technology Ltd.	China	CID001231	Conformant

Tin	Novosibirsk Tin Combine	Russian Federation	CID001305	Not Enrolled

Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand	CID001314	Conformant

Tin	PT Artha Cipta Langgeng	Indonesia	CID001399	Conformant

Tin	PT Babel Inti Perkasa	Indonesia	CID001402	Conformant

Tin	PT Babel Surya Alam Lestari	Indonesia	CID001406	Conformant

Tin	PT Bangka Tin Industry	Indonesia	CID001419	In Communication

Tin	PT Bukit Timah	Indonesia	CID001428	Conformant

Tin	PT Panca Mega Persada	Indonesia	CID001457	In Communication

Tin	PT Prima Timah Utama	Indonesia	CID001458	Conformant

Tin	PT Refined Bangka Tin	Indonesia	CID001460	Conformant

Tin	PT Sariwiguna Binasentosa	Indonesia	CID001463	Conformant

Tin	PT Timah Nusantara	Indonesia	CID001486	RMAP Active

Tin	PT Tommy Utama	Indonesia	CID001493	Conformant

Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China	CID001908	Non-Conformant

Tin	VQB Mineral and Trading Group JSC	Vietnam	CID002015	Not Enrolled

Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	China	CID002180	Conformant

Tin	Magnu’s Minerais Metais e Ligas Ltda.	Brazil	CID002468	Conformant

Tin	PT Tirus Putra Mandiri	Indonesia	CID002478	In Communication

Tin	Melt Metais e Ligas S.A.	Brazil	CID002500	Non-Conformant

Tin	PT ATD Makmur Mandiri Jaya	Indonesia	CID002503	Conformant

Tin	O.M. Manufacturing Philippines, Inc.	Philippines	CID002517	Conformant

Tin	CV Ayi Jaya	Indonesia	CID002570	Conformant

Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Vietnam	CID002572	Non-Conformant

Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Vietnam	CID002573	Not Enrolled

Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Vietnam	CID002574	Not Enrolled

Tin	PT Rajehan Ariq	Indonesia	CID002593	Conformant

Tin	PT Cipta Persada Mulia	Indonesia	CID002696	Conformant

Tin	An Vinh Joint Stock Mineral Processing Company	Vietnam	CID002703	Not Enrolled

Tin	Resind Industria e Comercio Ltda.	Brazil	CID002706	Conformant

Tin	Super Ligas	Brazil	CID002756	RMAP Active

Tin	Aurubis Berango	Spain	CID002774	Conformant

Tin	PT Bangka Prima Tin	Indonesia	CID002776	Conformant

Tin	PT Sukses Inti Makmur	Indonesia	CID002816	Conformant

Tin	PT Menara Cipta Mulia	Indonesia	CID002835	Conformant

Tin	Modeltech Sdn Bhd	Malaysia	CID002858	Non-Conformant

Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	China	CID003116	Conformant

Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	China	CID003190	Conformant

Tin	PT Bangka Serumpun	Indonesia	CID003205	Conformant

Tin	Pongpipat Company Limited	Myanmar	CID003208	Not Enrolled

Tin	Tin Technology & Refining	United States of America	CID003325	Conformant

Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	China	CID003356	Non-Conformant

Tin	PT Rajawali Rimba Perkasa	Indonesia	CID003381	Conformant

Tin	Luna Smelter, Ltd.	Rwanda	CID003387	Conformant

Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	China	CID003397	Non-Conformant

Tin	Precious Minerals and Smelting Limited	India	CID003409	Non-Conformant

Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	China	CID003410	Not Enrolled

Tin	PT Mitra Sukses Globalindo	Indonesia	CID003449	Conformant

Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	Brazil	CID003486	Conformant

Tin	CRM Synergies	Spain	CID003524	Conformant

Tin	Fabrica Auricchio Industria e Comercio Ltda.	Brazil	CID003582	Conformant

Tin	PT Putera Sarana Shakti (PT PSS)	Indonesia	CID003868	Conformant

Tin	DS Myanmar	Myanmar	CID003831	Conformant

Tungsten	A.L.M.T. Corp.	Japan	CID000004	Conformant

Tungsten	Kennametal Huntsville	United States of America	CID000105	Conformant

Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China	CID000218	Conformant

Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China	CID000258	Conformant

Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	China	CID000281	Not Enrolled

Tungsten	Global Tungsten & Powders LLC	United States of America	CID000568	Conformant

Tungsten	Hunan Chenzhou Mining Co., Ltd.	China	CID000766	Conformant

Tungsten	Hunan Jintai New Material Co., Ltd.	China	CID000769	Conformant

Tungsten	Japan New Metals Co., Ltd.	Japan	CID000825	Conformant

Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	China	CID000875	Conformant

Tungsten	Kennametal Fallon	United States of America	CID000966	Conformant

Tungsten	Wolfram Bergbau und Hutten AG	Austria	CID002044	Conformant

Tungsten	Xiamen Tungsten Co., Ltd.	China	CID002082	Conformant

Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	China	CID002313	Not Enrolled

Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China	CID002315	Conformant

Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China	CID002316	Conformant

Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China	CID002317	Conformant

Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China	CID002318	Conformant

Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China	CID002319	Conformant

Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China	CID002320	Conformant

Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China	CID002321	Conformant

Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China	CID002494	Conformant

Tungsten	Asia Tungsten Products Vietnam Ltd.	Vietnam	CID002502	Conformant

Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	China	CID002513	Conformant

Tungsten	H.C. Starck Tungsten GmbH	Germany	CID002541	Conformant

Tungsten	TANIOBIS Smelting GmbH & Co. KG	Germany	CID002542	Conformant

Tungsten	Masan High-Tech Materials	Vietnam	CID002543	Conformant

Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China	CID002551	Conformant

Tungsten	Niagara Refining LLC	United States of America	CID002589	Conformant

Tungsten	China Molybdenum Tungsten Co., Ltd.	China	CID002641	Conformant

Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	China	CID002645	Conformant

Tungsten	Hydrometallurg, JSC	Russian Federation	CID002649	Not Enrolled

Tungsten	Unecha Refractory metals plant	Russian Federation	CID002724	Non-Conformant

Tungsten	Philippine Chuangxin Industrial Co., Inc.	Philippines	CID002827	Conformant

Tungsten	ACL Metais Eireli	Brazil	CID002833	Non-Conformant

Tungsten	Moliren Ltd.	Russian Federation	CID002845	Not Enrolled

Tungsten	Fujian Ganmin RareMetal Co., Ltd.	China	CID003401	Conformant

Tungsten	Lianyou Metals Co., Ltd.	Taiwan	CID003407	Conformant

Tungsten	JSC “Kirovgrad Hard Alloys Plant”	Russian Federation	CID003408	Not Enrolled

Tungsten	NPP Tyazhmetprom LLC	Russian Federation	CID003416	Not Enrolled

Tungsten	Hubei Green Tungsten Co., Ltd.	China	CID003417	Conformant

Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	Brazil	CID003427	Non-Conformant

Tungsten	Cronimet Brasil Ltda	Brazil	CID003468	Conformant

Tungsten	Artek LLC	Russian Federation	CID003553	Not Enrolled

Tungsten	Fujian Xinlu Tungsten Co., Ltd.	China	CID003609	Conformant

Tungsten	OOO “Technolom” 2	Russian Federation	CID003612	Not Enrolled

Tungsten	OOO “Technolom” 1	Russian Federation	CID003614	Not Enrolled

Tungsten	YUDU ANSHENG TUNGSTEN CO., LTD.	China	CID003662	Not Enrolled

Tungsten	HANNAE FOR T Co., Ltd.	Republic of Korea	CID003978	Not Enrolled

Tungsten	LLC Vostok	Russian Federation	CID003643	Not Enrolled

Appendix B: Countries of Origin

Country of Origin

Afghanistan	Ethiopia	New Zealand

Ãland Islands	Finland	Nicaragua

Albania	France	Niger

American Samoa	Georgia	Nigeria

Andorra	Germany	Norway

Angola	Ghana	Panama

Argentina	Guam	Papua New Guinea

Armenia	Guatemala	Peru

Aruba	Guinea	Philippines

Australia	Guyana	Poland

Austria	Honduras	Portugal

Azerbaijan	Hong Kong	Russian Federation

Bahamas	Hungary	Rwanda

Barbados	India	Samoa

Belarus	Indonesia	Saudi Arabia

Belgium	Ireland	Senegal

Benin	Israel	Sierra Leone

Bermuda	Italy	Singapore

Bolivia (Plurinational State of)	Japan	Slovakia

Brazil	Jersey	Slovenia

Bulgaria	Kazakhstan	South Africa

Burkina Faso	Kenya	South Sudan

Burundi	Korea	Spain

Cambodia	Kyrgyzstan	Sudan

Canada	Liberia	Suriname

Central African Republic	Liechtenstein	Sweden

Chile	Lithuania	Switzerland

China	Luxembourg	Taiwan

Colombia	Madagascar	Tajikistan

Congo	Malaysia	Tanzania

Czechia	Mali	Thailand

Democratic Republic of Congo	Mauritania	Turkey

Djibouti	Mexico	Uganda

Dominica	Mongolia	United Arab Emirates

Dominican Republic	Morocco	United Kingdom

Ecuador	Mozambique	United States of America

Egypt	Myanmar	Uzbekistan

Eritrea	Namibia	Vietnam

Estonia	Netherlands	Zambia

Zimbabwe